                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): September 14, 1999



                               SOLOPOINT, INC.
             (Exact Name of Registrant as Specified in Charter)



        California                   0-21037                  77-0337580
        ----------                   -------                  ----------
(State or Other Jurisdiction  (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                   Identification No.)


                             130-B Knowles Drive
                             Los Gatos, CA 95032
        (Address of principal executive offices, including zip code)

                               (408) 364-8850
            (Registrant's telephone number, including area code)
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                              INTRODUCTORY NOTE

On September 13, 1999 SoloPoint, Inc. (the "Company") completed a private placement of 2,904,829 shares of its Common Stock (the "Private Placement") which resulted in net proceeds to the Company of approximately $3,100,000. The attached proforma condensed balance sheet at September 14, 1999 reflects the issuance of the Common Stock in the Private Placement and the receipt by the Company of the net proceeds therefrom.


ITEM 1. CHANGE OF CONTROL

Effective September 13, 1999 the Company sold 2,904,829 shares of its Common Stock at a price of $1.0844 per share to a group of investors including certain directors and a lead investor venture capital organization. In connection with the issuance of the shares the Company agreed to issue 1,300,000 warrants at a price of $3.00 per share. The warrants shall be exercisable during the 18 month period commencing September 13, 1999. As of the closing of the financing, September 13, 1999, the lead investor will currently own approximately 46% of the issued and outstanding shares of Common Stock of the Company.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (b)  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The following unaudited pro forma financial statements are provided for informational purposes only. The pro forma financial statements are based on the historical financial statements and the notes thereto of Registrant. These pro forma financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of
Registrant:
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                                SOLOPOINT, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            CONDENSED BALANCE SHEET
                             (PROFORMA-UNAUDITED)

                                                                    July 31,                                   Proforma
                                                                      1999             Adjustments             9/14/99
                                                                -----------------     ---------------    -------------------
Current assets:
              Cash                                                     $ 198,851          $3,150,000            $ 3,348,851
              Accounts receivable, net                                   217,319                                    217,319
              Inventories                                                282,857                                    282,857
              Other current assets                                        66,186                                     66,186
total current assets                                                     765,213                                  3,915,213

Furniture and equipment, at cost:
              Computers and software                                     282,696                                    282,696
              Furniture and fixtures                                     284,963                                    284,963
              Accumulated depreciation and amortization                 (463,177)                                  (463,177)

other non-current assets                                                  87,997             (50,000)                37,997

Total assets                                                           $ 957,692                                $ 4,057,692


Current liabilities:
              Accounts payable                                         $ 882,143                                  $ 882,143
              Accrued compensation                                        19,533                                     19,533
              Other accrued liabilities                                   29,463                                     29,463
              Notes payable, current portion                              36,720                                     36,720
Total current liabilities                                                967,859                                    967,859

Notes payable, non-current portion                                        22,865                                     22,865

Shareholders' equity:
              Common stock                                            15,956,449           3,100,000             19,056,449
              Deficit accumulated during the development stage       (15,929,711)                               (15,929,711)
              Notes payable from shareholders                            (59,770)                                   (59,770)
Total shareholders' equity                                               (33,032)                                 3,066,968

Total liabilities and shareholders' equity                             $ 957,692                                $ 4,057,692

Note: The $3,150,000 adjustment to cash is the financing funds being released from Escrow on 9/13/99 for sale of Common Stock
      Adjustment of $50,000 from non-current assets is recording of prepaid expenses associated with financing
      Adjustment of $3,100,000 is the net impact of the sale of Common Stock


                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1034, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                SOLOPOINT, INC.

                                                By: /s/ Arthur G. Chang
                                                ---------------------------
                                                Arthur G. Chang
Dated:  14-Sep-99